UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2009

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Cord Blood America, Inc.

(Exact name of registrant as specified in its charter)

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Florida	000-50746	65-1078768
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

501 Santa Monica Blvd., Suite 770, Santa Monica, CA 90401

(Address of Principal Executive Office) (Zip Code)

(310) 432-4090

(Registrant’s telephone number, including area code)

With copies to:

Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, NY 10006

(212) 930-9700 (212) 930-9725 (fax)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 20, 2009, Cord Blood America, Inc., a Florida corporation (the “Company”), entered into an amendment agreement (the “Amendment”) with Shelter Island Opportunity Fund LLC (“Shelter Island”) and Corcell, Ltd., a Nevada corporation and subsidiary of the Company (“Corcell”), pursuant to which the Company and Shelter Island agreed to amend certain terms of the Original Issue Discount Debenture in the original principal amount of $2,300,000 issued by Corcell to the Holder (the “Debenture”).

Pursuant to the Amendment, the Company and the Holder agreed that the aggregate principal amount of the Debenture, as amended, shall be equal to $1,580,675.17, which includes (a) the then outstanding principal amount of the Debenture of $1,312,675.17 and (b) a restructuring fee of $268,000.00. In addition, the Company and the Holder agreed to extend the maturity date of the Debenture to February 28, 2010. The Debenture, as amended, is convertible into shares of the Company’s common stock at the option of the Holder at a conversion price of $0.03 per share (the “Conversion Price”). In addition pursuant to the Amendment, commencing on February 28, 2009 and terminating upon the full redemption of the Debenture, the Company shall redeem a monthly amount equal to $85,000 plus any accrued but unpaid interest, liquidated dames and other amounts owing to the holder (the “Monthly Redemption Amount”). The Company also agreed to obtain shareholder approval of an amendment to its Articles of Incorporation that increases the number of authorized shares of capital stock that the Company has the authority to issue from 950,000,000 to 6,950,000,000.

Pursuant to the Amendment, interest on the Debenture shall be payable to the Holder at the rate of the higher of (a) the sum of 3.0% plus the Prime Rate; and (b) 11.25% per annum payable monthly. Interest is payable in cash, at the Company’s option, in shares of the Company’s common stock subject to certain conditions (the “Equity Conditions”). The Equity Conditions are as follows: (a) the Company shall have duly honored all conversions and redemptions, (b) the Company shall have paid all liquidated damages and other amounts owing to the Holder in respect of this Debenture, (c)(i) there is an effective registration statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the shares of common stock issuable pursuant to the transaction documents or (ii) all of the conversion shares issuable pursuant to the transaction documents (and shares issuable in lieu of cash payments of interest) may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements as determined by the counsel to the Company as set forth in a written opinion letter to such effect, addressed and acceptable to the transfer agent and the Holder, (d) the Common Stock is trading on a trading market and all of the shares issuable pursuant to the transaction documents are listed or quoted for trading on such trading market (, (e) there is a sufficient number of authorized but unissued and otherwise unreserved shares of common stock for the issuance of all of the shares then issuable pursuant to the transaction documents, (f) there is no existing event of default, (g) the issuance of the shares in question would not cause the Holder to hold in excess of 4.99% of the Company’s issued and outstanding common stock, (h) there has been no public announcement of a pending or proposed change of control transaction that has not been consummated, (i) the applicable Holder is not in possession of any information provided by the Company that constitutes, or may constitute, material non-public information and (j) as to each monthly redemption, for each trading day in a period of 20 consecutive trading days prior to the applicable date in question, the daily trading volume for the common stock on the principal trading market exceeds $150,000 of shares per trading day. The conversion rate of interest payments is equal to the lesser of (a) the Conversion Price or (b) 85% of the lesser of (i) the average of any 5 closing prices for the common stock for the 20 consecutive trading days ending on the trading day that is immediately prior to the applicable interest payment date or (ii) the average of the any 5 closing prices for the common stock for the 20 consecutive trading days ending on the trading day that is immediately prior to the date the applicable interest conversion shares are issued and delivered if such delivery is after the interest payment date.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.01 above, which is incorporated herein by reference.

ITEM 9.01.

FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits.

The following document is filed as an exhibit to this report:

Exhibit No.	Description
99.1	Amendment Agreement dated as of February 20, 2009 by and among Shelter Island Opportunity Fund, LLC, Corcell Ltd. and Cord Blood America, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORD BLOOD AMERICA, INC.

By:	/s/ MATTHEW L. SCHISSLER
Matthew L. Schissler,
Chief Executive Officer

Date: February __, 2008

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